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                                                                    Exhibit 7.A.


                  [Sutherland Asbill & Brennan LLP Letterhead]


                                 April 24, 2000

Board of Directors
Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA  19312

                  RE: PROVIDENT MUTUAL LIFE INSURANCE COMPANY PROVIDENT MUTUAL VARIABLE LIFE SEPARATE ACCOUNT FILE NO. 33-82613

Directors:


                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 1 of the Registration Statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 33-82613). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP




                                       By:  /s/ Stephen E. Roth
                                       -----------------------------------------
                                                Stephen E. Roth